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                                                                     Exhibit 4.3





                          REGISTRATION RIGHTS AGREEMENT


         THIS AGREEMENT is made as of April 26, 1997, by and between Promptus Communications, Inc., a Rhode Island corporation ("PROMPTUS"), and VideoServer Inc., a Delaware corporation (the "COMPANY").

         This Agreement is made pursuant to an Asset Purchase Agreement, dated as of March 25, 1997 (as in effect from time to time, the "ASSET AGREEMENT"), by and among Promptus, the Company, and VideoServer Acquisitions Corp., a Delaware corporation and wholly-owned subsidiary of the Company ("VSVR"), whereunder Promptus has sold certain assets to VSVR, and the Company has issued shares of its Common Stock to Promptus as part of the consideration for such assets. Except as otherwise defined herein, the capitalized terms used in this Agreement shall have the meanings ascribed to them in the Asset Agreement.

         In order to induce Promptus to enter into the Asset Agreement and to consummate the transactions contemplated thereby, the Company has agreed to provide the registration rights set forth in this Agreement.

         The parties hereto agree as follows:

         1.       DEFINITIONS.

         "ASSET AGREEMENT" has the meaning specified in the preamble.

         "BUSINESS DAY" means any day that the New York Stock Exchange is open for trading.

         "COMMISSION" means the Securities and Exchange Commission.

         "COMMON STOCK" means the Common Stock, $0.01 par value per share, of the Company.

         "COMPANY" has the meaning specified in the preamble.

         "PERSON" means an individual, partnership, corporation, limited liability company, association, trust, joint venture, unincorporated organization, or any government, governmental department or agency or political subdivision thereof.

         "PIGGYBACK REGISTRATION" has the meaning specified in sec.3(a).

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         "PROMPTUS" has the meaning specified in the preamble.

         "REGISTRABLE SECURITIES" means (i) any Common Stock issued to Promptus under the Asset Agreement and (ii) any securities issued with respect to the securities referred to in clause (i) by way of a stock dividend or stock split or in connection with a combination of shares, reclassification, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have been distributed to the public through a broker, dealer or market purchaser in compliance with Rule 144 under the Securities Act (or any similar rule then in force) or sold pursuant to an effective registration statement under the Securities Act.

         "REGISTRATION EXPENSES" has the meaning specified in sec.5.

         "REGISTRATION STATEMENT" has the meaning specified in sec.2.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "UNDERWRITER'S MAXIMUM NUMBER" means, that number of securities to which such registration should, in the opinion of the managing underwriters of such registration in the light of marketing factors, be limited.

         "VSVR" has the meaning specified in the preamble.

         2. REGISTRATION ON FORM S-3. As promptly as possible following the Closing (as defined in the Asset Agreement), the Company will prepare and file with the Commission a registration statement on Form S-3 (or on Form S-1 (or other comparable form adopted by the Commission) if registration on Form S-3 is unavailable) (the "REGISTRATION STATEMENT") covering all of the Registrable Securities issued to Promptus on the Closing Date. The Registration Statement will permit delayed or continuous offerings pursuant to Rule 415 under the Securities Act. The Company will use its best efforts to cause the Registration Statement to become effective as soon as practicable.

         3.       PIGGYBACK REGISTRATIONS.

         (a)      RIGHTS TO PIGGYBACK.

         (i)      Subject to the provisions contained in paragraph (b) of this
Section 3, if the Company proposes to register any of its securities under the Securities Act prior to the


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effectiveness of any registration pursuant to Section 2 above either for the
Company's own account or for the account of any of its stockholders (other than Promptus) (each such registration not withdrawn or abandoned prior to the effective date thereof being herein called a "PIGGYBACK REGISTRATION"), the Company will give written notice to Promptus of such proposal not later than the earlier to occur of (A) the tenth day following the receipt by the Company of notice of exercise of any registration rights by any persons, and (B) the thirtieth day prior to the anticipated filing date of such Piggyback Registration.

         (ii)     Subject to the provisions contained in paragraph (b) of this
Section 3 and in the last sentence of this subparagraph (ii), (A) the Company will be obligated and required to include in each Piggyback Registration all Registrable Securities with respect to which the Company shall receive from Promptus, within fifteen (15) days after the date on which the Company shall have given written notice of such Piggyback Registration to Promptus pursuant to
Section 3(a)(i) hereof, the written request of Promptus for inclusion in such Piggyback Registration, and (B) the Company will use its best efforts in good faith to effect promptly the registration of all such Registrable Securities. Promptus shall be permitted to withdraw all or any part of its Registrable Securities from any Piggyback Registration at any time prior to the effective date of such Piggyback Registration unless Promptus shall have entered into a written agreement with the Company's underwriters establishing the terms and conditions under which Promptus would be obligated to sell such securities in such Piggyback Registration. The Company will not be obligated or required to include any Registrable Securities in any registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Commission is applicable.

         (b) PRIORITY ON PIGGYBACK REGISTRATIONS. If a Piggyback Registration is an underwritten registration, and the managing underwriters shall give written advice to the Company of an Underwriters' Maximum Number, then: (i) the Company shall be entitled to include in such registration (A) that number of securities which the Company proposes to offer and sell for its own account in such registration and (B) that number of securities which shall have been requested by any other holders thereof who have registration rights pursuant to an agreement with the Company which is in effect on the date hereof to be included in such registration and which securities in the aggregate do not exceed the Underwriters' Maximum Number; and (ii) if the Underwriters' Maximum Number exceeds the sum of the number of securities which the Company shall be required to include in such registration pursuant to clause (i)(B) and the number of securities which the Company proposes to offer and sell for its own account in such registration, then the Company may include in such registration that number of other securities (including Registrable Securities) which persons (including Promptus) shall have requested be included in such registration and which shall not be greater than such excess.

         (c) SELECTION OF UNDERWRITERS. In any Piggyback Registration, the Company shall (unless the Company shall otherwise agree) have the right to select the investment bankers and managing underwriters in such registration.

         4. REGISTRATION PROCEDURES. The Company agrees to use all commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the intended

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method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

                  (a) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the second anniversary of the Closing, or such earlier time as all of the Registrable Securities covered by such registration statement have been sold, and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement during such effective period in accordance with the intended methods of disposition by Promptus set forth in the Registration Statement;

                  (b) furnish to Promptus such number of copies of the Registration Statement, each amendment and supplement thereto, the prospectus included in the Registration Statement (including each preliminary prospectus) and such other documents as Promptus may reasonably request in order to facilitate the disposition of the Registrable Securities owned by Promptus;

                  (c) use reasonable efforts to register or qualify the Registrable Securities under such other securities or blue sky laws of such states of the United States as Promptus reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable Promptus to consummate the disposition in such jurisdictions of the Registrable Securities owned by Promptus; PROVIDED that the Company will not be required (i) to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (c), (ii) to subject itself to taxation in any such jurisdiction or (iii) to consent to general service of process in any such jurisdiction;

                  (d) notify Promptus, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of Promptus, the Company will promptly prepare (and, when completed, give notice to Promptus) a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading; PROVIDED that upon such notification by the Company, Promptus will not offer or sell Registrable Securities until the Company has notified Promptus that it has prepared a supplement or amendment to such prospectus and delivered copies of such supplement or amendment to Promptus;

                  (e) cause all the Registrable Securities to be listed on each securities exchange on which shares of Common Stock issued by the Company are then listed;

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                  (f) in connection with any underwritten offering enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as Promptus or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of the Registrable Securities; and

                  (g) in the event of the issuance of any stop order suspending the effectiveness of the Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in the Registration Statement for sale in any jurisdiction, the Company will use reasonable efforts promptly to obtain the withdrawal of such order.

         5. REGISTRATION EXPENSES. All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants and other Persons retained by the Company, the Company's internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance for the Company and its board of directors and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed (all such expenses being herein called "REGISTRATION EXPENSES"), will be borne by the Company. Notwithstanding the foregoing, in no event shall the Registration Expenses borne by the Company include any underwriting compensation or discount or any brokerage fees or sales commissions or any filing fees required to be paid to the National Association of Securities Dealers, Inc. (other than any fees payable in connection with listing shares of Common Stock on the Nasdaq Stock Market).

         6. LOCK-UP AGREEMENT. The Seller hereby agrees not to sell, transfer or otherwise dispose of any Registrable Securities on or prior to the later of (a) the date thirty (30) days after the Closing Date and (b) the date the Registration Statement described in Section 2 hereof becomes effective.

         7.       INDEMNIFICATION.

         (a) The Company agrees to indemnify, to the extent permitted by law, Promptus, its officers and directors and each Person who controls Promptus (within the meaning of the Securities Act) against all losses, claims, damages and liabilities caused by any untrue or alleged untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are
(i) caused by or contained in any information furnished to the Company by Promptus for use therein, (ii) caused by Promptus' failure to deliver a copy of the Registration Statement or prospectus or any amendments or supplements thereto after the Company has furnished Promptus with a sufficient number of

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copies of the same, or (iii) caused by Promptus' sale of Registrable Securities in violation of the proviso to Section 4(d) hereof.

         (b) In connection with the Registration Statement, Promptus will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages and liabilities resulting from any untrue or alleged untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue or alleged untrue statement or omission or alleged omission is attributable (i) to the information furnished by Promptus to the Company in writing expressly for use in such registration statement or prospectus or supplement thereto, (ii) the failure by Promptus to deliver a copy of the Registration Statement or prospectus or any amendments or supplements thereto after the Company has furnished Promptus with a sufficient number of copies of the same, or (iii) the sale by Promptus of Registrable Securities in violation of the proviso to Section 4(d) hereof.

         (c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii), unless in the reasonable judgment of such indemnified party's counsel set forth in a written opinion a conflict of interest between such indemnified and indemnifying parties exists with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim. Subject to the foregoing terms and provisions of this Section 7(c), each indemnifying party hereunder will reimburse the person entitled to indemnification hereunder for all legal and other expenses reasonably incurred in connection with investigating and defending the action or claim for which such indemnified party seeks indemnification, as such expenses are incurred, PROVIDED that such indemnified party shall have given to the Company a written undertaking to repay all indemnification amounts paid by the Company to or for the account of such indemnified party if such party shall be adjudicated to be not entitled to indemnification under this Section 7.

         (d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities.

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         8.       PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No Person may
participate in any offering hereunder which is underwritten unless such Person
(I) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (as provided in Section 4(f)) and (II) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; PROVIDED, that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters other than representations and warranties regarding such holder and such holder's intended method of distribution.

         9.       MISCELLANEOUS.

         (a) NO INCONSISTENT AGREEMENTS. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the holders of Registrable Securities under this Agreement.

         (b) NO IMPLIED RIGHTS OR REMEDIES. Except as otherwise expressly provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any Person, other than the parties hereto and their respective shareholders, any rights or remedies under or by reason of this Agreement.

         (c) ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor the obligations of any party hereunder shall be assignable or transferable by such party without the prior written consent of the other party hereto.

         (d) SEVERABILITY. In the event that any covenant, condition, or other provision herein contained is held to be invalid, void, or illegal by any court of competent jurisdiction, the same shall be deemed to be severable from the remainder of this Agreement and shall in no way affect, impair, or invalidate any other covenant, condition, or other provision contained herein.

         (e) COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (f) SECTIONS AND SECTION HEADINGS. The headings of sections and subsections are for reference only and shall not limit or control the meaning thereof.

         (g) GOVERNING LAW. The validity and construction of this Agreement shall be governed by the internal laws (and not the choice-of-law rules) of the Commonwealth of Massachusetts.

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         (h)      WAIVER OF JURY TRIAL. EACH PARTY HERETO WAIVES ITS RIGHT TO A
JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY AGREEMENT, CONTRACT OR OTHER DOCUMENT OR INSTRUMENT EXECUTED IN CONNECTION HEREWITH, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

         (i) WAIVER OF CERTAIN DAMAGES. EACH OF THE PARTIES HERETO TO THE FULLEST EXTENT PERMITTED BY LAW IRREVOCABLY WAIVES ANY RIGHTS THAT THEY MAY HAVE TO PUNITIVE, SPECIAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES IN RESPECT OF ANY LITIGATION BASED UPON, OR ARISING OUT OF, THIS AGREEMENT OR ANY RELATED AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS OR ACTIONS OF ANY OF THEM RELATING THERETO.

         (j) NOTICES. All notices, demands and other communications hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if (i) delivered personally (effective upon delivery), (ii) mailed by certified mail, return receipt requested, postage prepaid (effective five business days after dispatch), (iii) sent by a reputable, established courier service that guarantees next business day delivery (effective the next business day), or (iv) sent by telecopier followed within 24 hours by confirmation by one of the foregoing methods (effective upon receipt of the telecopy in complete, readable form), addressed as follows (or to such other address as the recipient party may have furnished to the other party for the purpose pursuant to this Section 9(j):

         If to the Company:

                  VideoServer, Inc.
                  63 Third Avenue
                  Burlington, MA  01803
                  Attention:  Paul Criswell, Esq.
                  Telecopier No.  617-505-2101

                  With a copy to:

                  David L. Engel, Esq.
                  Bingham, Dana & Gould LLP
                  150 Federal Street
                  Boston, MA  02110
                  Telecopier No.  617-951-8736


         If to Promptus:

                  Promptus Communications, Inc.

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                  207 High Point Avenue
                  Portsmouth Business Park
                  Portsmouth, RI  02871
                  Attention:  Chairman
                  Telecopier No.

                  With a copy to:
                  John Rodney, Esq.
                  Kirkpatrick & Lockhart LLP
                  1500 Oliver Building
                  Pittsburgh, PA  15222

                  and to

                  Margaret D. Farrell, Esq.
                  Hinkley, Allen & Snyder
                  1500 Fleet Center
                  Providence, RI  02903

         (k) ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties, supersedes all prior agreements and understandings relating to the subject matter hereof and shall not be amended except by a written instrument hereafter signed by all of the parties hereto.

         (l) FURTHER ASSURANCES. The parties agree to take such reasonable steps and execute such other and further documents as may be necessary or appropriate to cause the terms and conditions contained herein to be carried into effect.

         (m) PUBLIC STATEMENTS OR RELEASES. Each of the parties hereto agrees that prior to the Closing of the Asset Agreement no party to this Agreement will make, issue or release any public announcement, statement or acknowledgment of the existence of, or reveal the status of, this Agreement or the transactions provided for herein, without first obtaining the consent of the other party hereto. Nothing contained in this Section 9(m) shall prevent either party from making such disclosures as such party may consider necessary to satisfy such party's legal or contractual obligations.

         (n) EXPENSES. Except as expressly set forth in this Agreement, all expenses of the preparation, execution and consummation of this Agreement and of the transactions contemplated hereby, including, without limitation, attorneys', accountants' and outside advisers' fees and disbursements, shall be borne by the party incurring such expenses.

         (o) CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.


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         IN WITNESS WHEREOF, the parties hereto have executed this Registration
Rights Agreement as of the date first above written.

                                    PROMPTUS:
                                    ---------

                                    PROMPTUS COMMUNICATIONS, INC.


                                    By_____________________________________
                                       Name:
                                       Title:

                                    COMPANY:
                                    --------

                                    VIDEOSERVER, INC.


                                    By_____________________________________
                                       Name:
                                       Title: